     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997
                                                     REGISTRATION NO. 333-30407
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          KEYSPAN ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       NEW YORK                      4939                    11-3344628
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)
                      C/O THE BROOKLYN UNION GAS COMPANY
                             ONE METROTECH CENTER
                         BROOKLYN, NEW YORK 11201-3850
                                (718) 403-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              VINCENT D. ENRIGHT
                        THE BROOKLYN UNION GAS COMPANY
                             ONE METROTECH CENTER
                         BROOKLYN, NEW YORK 11201-3850
                                (718) 403-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                       COPIES OF ALL CORRESPONDENCE TO:

                             LANCE D. MYERS, ESQ.
                               CULLEN AND DYKMAN
                              177 MONTAGUE STREET
                         BROOKLYN, NEW YORK 11201-3633
                                (718) 855-9000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and the effective time of the proposed KeySpan holding company restructuring, as described in Annex J to the Joint Proxy Statement/Prospectus, forming part of this Registration Statement.
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

ITEM 21. EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------

 *2 (a)   -- Amended and Restated Agreement and Plan of Exchange,
             dated as of June 26, 1997, by and between The Brooklyn
             Union Gas Company and KeySpan Energy Corporation attached
             as Annex K to the Joint Proxy Statement/Prospectus,
             which forms a part of this Registration Statement)
  2 (b)   -- Amended and Restated Agreement and Plan of Exchange and
             Merger, dated as of June 26, 1997, by and between the
             Brooklyn Union Gas Company and Long Island Lighting
             Company (attached as Annex A to the Joint Proxy State-
             ment/Prospectus, which forms a part of this Registration
             Statement)
  2 (c)   -- Amended and Restated LILCO Stock Option Agreement, dated as of June 26, 1997, by and between The Brooklyn Union Gas
             Company and Long Island Lighting Company (attached as
             Annex B to the Joint Proxy Statement/Prospectus, which
             forms a part of this Registration Statement)
  2 (d)   -- Amended and Restated Brooklyn Union Option Agreement, dated as of June 26, 1997, by and between Long Island Lighting
             Company and The Brooklyn Union Gas Company (attached
             as Annex C to the Joint Proxy Statement/Prospectus,
             which forms a part of this Registration Statement)
  2 (e)   -- Agreement and Plan of Merger, dated as of June 26, 1997, by and among BL Holding Corp., Long Island Light Company,
             Long Island Power Authority and LIPA Acquisition Corp.
             (attached as Annex D to the Joint Proxy Statement/Prospectus, which forms a part of this Registration Statement)

 *3 (a)   -- Restated Certificate of Incorporation and Bylaws of
             KeySpan Energy Corporation (attached as Annex L to the
             Joint Proxy Statement/Prospectus, which forms a part of
             this Registration Statement)
  4 (a)   -- Form of Common Stock certificate of KeySpan Energy
             Corporation (incorporated by reference from Registration
             Statement No. 333-18025)
  5 (a)   -- Opinion of Cullen and Dykman
 *5 (b)   -- Opinion of Sullivan & Cromwell
 *8       -- Tax Opinion of Sullivan & Cromwell
  15      -- Letter of Arthur Andersen LLP re unaudited interim
             financial information
 *23(a)   -- Consent of Arthur Andersen LLP
  23(b)   -- Consent of Ernst & Young LLP
  23(c)   -- Consent of Cullen and Dykman (included in Exhibit 5(a))
 *23(d)   -- Consent of Sullivan & Cromwell (included in Exhibit 5(b)
             and Exhibit 8)
 *24      -- Power of Attorney (contained on signature page)
 *99      -- Proxy Card for The Brooklyn Union Gas Company

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* Filed previously

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of July, 1997.

                                          KEYSPAN ENERGY CORPORATION

                                                  /s/ Robert B. Catell
                                          By: _________________________________
                                                    Robert B. Catell
                                                 Chairman, President and
                                                 Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert B. Catell and Vincent D. Enright, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 3, 1997 in the capacities indicated below.

                    SIGNATURE                           TITLE

              /s/ Robert B. Catell                Chairman, President,
      -------------------------------------        Chief Executive
                ROBERT B. CATELL                   Officer and
                                                   Director (Principal
                                                   Executive Officer)

             /s/ Vincent D. Enright               Senior Vice
      -------------------------------------        President, Chief
               VINCENT D. ENRIGHT                  Financial Officer
                                                   and Chief
                                                   Accounting Officer

                               INDEX TO EXHIBITS


                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------

* 2 (a)   -- Amended and Restated Agreement and Plan of Exchange,
             dated as of June 26, 1997, by and between The Brooklyn
             Union Gas Company and KeySpan Energy Corporation attached
             as Annex K to the Joint Proxy Statement/Prospectus,
             which forms a part of this Registration Statement)
  2 (b)   -- Amended and Restated Agreement and Plan of Exchange and
             Merger, dated as of June 26, 1997, by and between The
             Brooklyn Union Gas Company and Long Island Lighting
             Company (attached as Annex A to the Joint Proxy State-
             ment/Prospectus, which forms a part of this Registration
             Statement)
  2 (c)   -- Amended and Restated LILCO Stock Option Agreement, dated as of June 26, 1997, by and between The Brooklyn Union Gas
             Company and Long Island Lighting Company (attached as
             Annex B to the Joint Proxy Statement/Prospectus, which
             forms a part of this Registration Statement)
  2 (d)   -- Amended and Restated Brooklyn Union Option Agreement, dated as of June 26, 1997, by and between Long Island Lighting
             Company and The Brooklyn Union Gas Company (attached
             as Annex C to the Joint Proxy Statement/Prospectus,
             which forms a part of this Registration Statement)
  2 (e)   -- Agreement and Plan of Merger, dated as of June 26, 1997, by and among BL Holding Corp., Long Island Light Company,
             Long Island Power Authority and LIPA Acquisition Corp.
             (attached as Annex D to the Joint Proxy Statement/Prospectus, which forms a part of this Registration Statement)
 *3 (a)   -- Restated Certificate of Incorporation and Bylaws of
             KeySpan Energy Corporation (attached as Annex L to the
             Joint Proxy Statement/Prospectus, which forms a part of
             this Registration Statement)
  4 (a)   -- Form of Common Stock certificate of KeySpan Energy
             Corporation (incorporated by reference from Registration
             Statement No. 333-18025)
  5 (a)   -- Opinion of Cullen and Dykman
 *5 (b)   -- Opinion of Sullivan & Cromwell
 *8       -- Tax Opinion of Sullivan & Cromwell
  15      -- Letter of Arthur Andersen LLP re unaudited interim
             financial information
 *23(a)   -- Consent of Arthur Andersen LLP
  23(b)   -- Consent of Ernst & Young LLP
  23(c)   -- Consent of Cullen and Dykman (included in Exhibit 5 (a))
 *23(d)   -- Consent of Sullivan & Cromwell (included in Exhibit 5(b)
             and Exhibit 8)
 *24      -- Power of Attorney (contained on signature page)
 *99      -- Proxy Card for The Brooklyn Union Gas Company

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* Filed previously